Exhibit 10(ccc)

May 22, 2007

DC Associates

420 Lexington Avenue

Suite 450

New York, NY  10107

Attention:  Mr. Michael Crow, CEO

Dear Michael:

Reference is made to that certain October 2006 letter agreement (the “Letter Agreement”) between DC Associates (“DC”) and NeoStem, Inc. (“NeoStem”) describing the basic terms of NeoStem’s use of space located at 420 Lexington Avenue, Suite 450, New York, NY which had a commencement date of November 1, 2006.

The Letter Agreement is hereby amended to provide that commencing as of May 1, 2007:

1.               The utilized space shall be expanded to immediately include two additional inner  furnished offices, work station and reception area.  Another furnished office will become available for use during the summer.

2.               The monthly fee shall be (i) a cash payment of $10,000; and (ii) $5,000 of the Company’s common stock, $.001 par value (the “Common Stock Payment”).  The number of shares issued for the Common Stock Payment shall be based on the fair market value of the common stock on the first day of the month to which the payment relates.  The shares issued for the Common Stock Payment shall have standard piggy-back registration rights.

In connection with the foregoing, DC makes the following representations:

(a)           DC hereby represents and warrants to the Company that DC is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).  Specifically, DC certifies that DC is one of the following:

A bank as defined in Section 3(a)(2) of the Act, or a savings and loan association or other institution as defined in Section

3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the Act; an investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”) or a business development company as defined in Section 2(a)(48) of the Investment Company Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (“ERISA”), if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

An organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

A director or executive officer of the Company.

A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his or her purchase exceeds $1,000,000.

A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) (i.e., a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment).

An entity in which all of the equity owners are accredited investors.

(b) DC hereby certifies that DC is not a non-resident alien for purposes of income taxation (as such term is defined in the Internal Revenue Code of 1986, as amended, and Income Tax Regulations). DC hereby agrees that if any of the information in this section changes, DC will notify the Company within 60 days thereof. DC understands that the information contained in this Section 2.4(b) may be disclosed to the Internal Revenue Service by the Company and that any false statement contained in this Section 2.4(b) could be punished by fine, imprisonment or both.

(c) DC will not sell or otherwise transfer the Shares without registration under the Securities Act or an exemption therefrom, and fully understands and agrees that DC must bear the economic risk of the investment for an indefinite period of time because, among other reasons, the Shares have not been registered under the Securities Act or under the securities laws of certain states and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under applicable securities laws of such states or an exemption from such registration is available. DC understands that the Company is under no obligation to register the Shares on DC’s behalf or to assist DC in complying with any exemption from such registration under the Securities Act, except that if any sale proposed by DC is exempt from registration, the Company will cause its counsel, at the Company’s expense, to provide an appropriate opinion to that effect to the Company’s transfer agent. It also understands that sales or transfers of the Shares are further restricted by state securities laws.

(d) DC acknowledges that in making a decision to subscribe for the Shares, DC has relied solely upon independent investigations made by DC and the representations contained herein. DC understands the business objectives and policies of, and the strategies which may be pursued by, the Company. DC’s investment in the Shares is consistent with the investment purposes and objectives and cash flow requirements of DC and will not adversely affect DC’s overall need for diversification and liquidity. DC acknowledges that DC is not subscribing pursuant hereto for any Shares as a result of or subsequent to (a) any advertisement, article, notice or other communications published on-line, in any newspaper, magazine or similar media or broadcast over television or radio, or (b) any seminar or meeting whose attendees, including DC, had been invited as a result of, subsequent to or pursuant to any of the foregoing.

(e) DC has not reproduced, duplicated or delivered this Agreement to any other person, except professional advisors to DC or as instructed by the Company.

(f) DC has such knowledge and experience in financial and business matters that DC is capable of evaluating the merits and risks of DC’s investment in the Shares and is able to bear such risks, and has obtained, in DC’s judgment, sufficient information from the Company or its authorized representatives to evaluate the merits and risks of such investment. DC has evaluated the risks of investing in the Shares and has determined that the Shares is a suitable investment for DC.

(g) DC can afford a complete loss of the investment in the Shares.

(h) DC is acquiring the Shares subscribed for herein for DC’s own account, for investment purposes only and not with a view to distribute or resell such Shares in whole or in part.

(i) DC agrees and is aware that:

(1) the Company has a limited operating history under its current business plan;

(2) no federal or state agency has passed upon the Shares or made any findings or determination as to the fairness of this investment; and

(3) there are substantial risks of loss of investment incidental to the purchase of the Shares.

(j) DC and DC’s advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Shares, which have been requested by DC. DC and DC’s advisors, if any, have been afforded the opportunity to ask questions of the Company and have received satisfactory answers to any such inquiries. Except as set forth in this Agreement, the Company has made no representation or warranty on which DC has relied to enter into this Agreement and acquire the Shares.

(k) DC does not have a present intention to sell the Shares nor a present arrangement or intention to effect any distribution of any of the Shares to or through any person or entity for purposes of selling, offering, distributing or otherwise disposing of any of the Shares.

Except as set forth above, the Letter Agreement shall remain unchanged.

NeoStem, Inc.

		By:	/s/Robin Smith
Robin Smith, CEO
DC Associates

By:	/s/Michael Crow
Michael Crow, CEO